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EXHIBIT 21.1

                         SUBSIDIARIES OF SHOPSMITH, INC.

           Name of Subsidiary
          and Name Under Which                    State of
        Subsidiary Does Business                Incorporation
        ------------------------                -------------
1. Shopsmith Woodworking Promotions, Inc.           Ohio

2. Jefferson City Tool Company                      Ohio

3. Shopsmith Woodworking Centers Ltd. Co.           Ohio

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